Exhibit 23.2

JSC “Kept” Naberezhnaya Tower Complex, Block C 10 Presnenskaya Naberezhnaya Moscow, Russia 123112 Telephone +7 (495) 937 4477 Fax +7 (495) 937 4499

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 29, 2022, with respect to the consolidated statement of financial position GDEV Inc. (formerly Nexters Inc.) and subsidiaries as of December 31, 2021, the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes, which appears herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report includes the paragraph which draws attention to the Note 4 to the 2021 consolidated financial statements (not presented herein), which states that the 2020 consolidated financial statements have been restated to correct a misstatement.

JSC “Kept”

Moscow, Russia

July 31, 2023